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                                                                  EXHIBIT 23.01



                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in the Report on Form 8-K under the Securities Exchange Act of 1934 of Excel Realty Trust, Inc. of the report of Squire & Company, PC dated September 24, 1997 on the Historical Summaries of Operating Revenues and Direct Operating Expenses of the properties acquired by Excel Realty Trust, Inc. and Excel Realty Partners, L.P. for the year ended December 31, 1996.



/s/ SQUIRE & CO.
Squire & Company, PC
Poway, California
October 2, 1997